THIS AGREEMENT is made the 24th day of January 2005

BETWEEN:

(1) The Poker Channel Ltd., a company incorporated under the laws of England and Wales (registered number _____________) whose registered office is at located at ________________ ("TPC"); and

(2) ZONE4PLAY Inc. a company incorporated under the laws of the State of Delaware, USA, having its registered offices at 103 Faulk Road Suite 202, Wilmington, Delaware ("Zone4Play");

(Each, a "Party" and together, the "Parties").

WHEREAS, TPC is the owner and operator of a television channel providing interactive games and other content (including without limitation poker and gambling programming, teleshopping and content for the interactive games service known as 'The Poker Channel ' (hereinafter: "TPC") provided in the United Kingdom,

WHEREAS, Zone4Play is the owner of all rights, title, and interests in and to one or more client and/or client-server software applications compatible with mobile wireless platforms , Internet platforms and interactive digital TV platforms;

WHEREAS, Zone4Play through third parties can provide the service with a bookmakers' permit and other services required to provide online and interactive fixed odds betting opportunities in connection with such interactive games;

WHEREAS, TPC and its subsidiaries or associates will provide or procure, inter alia, a range of infrastructure and technical facilities for use in connection with the provision of broadcast fixed odds games and interactive services;

WHEREAS, TPC desires to license Applications from Zone4play on a non-exclusive basis and receive an exclusive customised version of the front end [look and feel] for distribution by Operator using one or more of the platforms to Customers (as herein defined); and

WHEREAS, Zone4Play desires to grant such a non exclusive license to TPC and to design Customization Work for TPC; and

NOW THEREFORE, in consideration of the foregoing premises, and mutual covenants, promises and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, with the intention to be legally bound hereby, the Parties agree as follows:

1.    Definitions.

      In this Agreement:


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

1.1 "Application" shall mean, subject to Clause 2.1, software applications and any related Intellectual Property Rights that enable Customers to play, Multiplayer Poker and SMS Fixed Odds games (as further defined in Appendixes A and B respectively) that are owned by Zone4Play or for which Zone4Play otherwise holds sufficient rights to grant the licenses set forth herein

1.1 "Customers" shall mean the customer of TPC as further defined in Appendixes A & B;

1.2 "Effective Date" shall mean the date on which this Agreement is signed by all of the Parties;

1.3 "Intellectual Property Rights" shall means all patents, database rights, inventions, rights in designs, copyright, trade marks, service marks, trade names, domain names, and all other intellectual property rights and other rights and forms of protection of a similar nature or effect which may subsist, anywhere in the world for the full term of such rights and any extensions or renewals thereof subsisting prior to, at or after the Effective Date (whether or not any of these rights are registered, and including applications and the right to apply for registration of any such rights as registered rights, anywhere in the world);

1.4 "Services" shall mean customer support and Customer Relation Management ("CRM"), infrastructure, provision of a merchant account and e-wallet, reporting, design, provision of the games engine and back office services to be provided and/or procured by Z4P from any third party in connection with the use which is made by the Customers of the Applications and further detailed in Appendixes A and B respectively;

1.5 TPC Trademarks" shall mean any trademarks, service marks, design marks, symbols, logos and/or other indicia of source owned or used under license by TPC, and all goodwill associated therewith.

1.6   "Operator" shall mean The Poker Channel in the United Kingdom

1.7 "Zone4Play Trademarks" shall mean any trademarks, service marks, design marks, symbols, logos and/or other indicia of source owned or used under license by Zone4Play, and all goodwill associated therewith.

2.    The Parties' Obligations for Providing the Applications.

2.1 Zone4Play shall develop the Applications in accordance with a specification and a timetable (the "Timetable"), each of which shall be agreed in good faith between the Parties. Zone4Play shall provide at least one fully functioning broadcast game Application of play for fun games for launch on March 7, 2005 and Application of play for real games for launch on April 22nd , 2005. Zone4Play shall customize the look and feel of the Applications exclusively for TPC using such of the TPC Trademarks and such other materials (together, the "TPC Materials") as shall be notified by TPC to Zone4Play from time to time (such customization by Zone4Play being referred to in this Agreement as the "Customization Work"). TPC shall have a right of approval in its sole discretion over the final form of the Applications following completion of the Customization Work. The Customization Work is co-owned by both Parties and neither Party is able to use it without the consent of the other.


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

2.2 Zone4Play shall use its best endeavors to integrate the Applications and the Services and the technical infrastructure used by the Operator to provide services to their Customers, all with maximizing profits out of the engagement with the Operator and Products provided either to TPC and/or to the Customer.

2.3 Zone4Play shall favorably consider to offer TPC any new games it plans or it completes development.

2.4 Reports and Materials: Zone4Play will provide the reports and materials to TPC

2.5 Zone4Play and TPC shall discuss in good faith the frequency and content of reports Zone4Play will provide.

2.6 Z4P and TPC shall jointly own the customer data relating to TPC Customers under this Agreement.

2.7 Z4P shall be responsible for providing the Services and for procuring the availability of the necessary testing environment.

2.8 TPC agrees to assess feasibility and economics of launching the Multiplayer Poker Application. Z4P will make this Application available to TPC throughout the Term of this Agreement and under the same terms of this Agreement. TPC agrees that for the term of this Agreement the Multiplayer Poker Application provided by Z4P shall be the sole Poker application launch on TPC, further during such term TPC will assess the launch of the Application within 12 months of its Launch. Notwithstanding to the forth said it is acknowledged by TPC that for the assessment of the launch of Multiplayer Poker Application, Z4P shall not provide TPC with respect to such application any Customization Work, the Multiplayer Poker Application and its look and feel customize version of the front end is solely owned by Z4P.

2.9 TPC undertakes to launch SMS Fixed Odds and maintain such on The Poker Channel for an average of 3 hours per day over a period of one year from Launch. Thereafter the Parties shall review and discuss in good faith. This undertaking is fundamental to this agreement and its breach will be considered as a material breach of this Agreement. TPC will discuss with Z4P the proposed broadcast hours but it will ultimately have the right to decide broadcast hours and to change these when required.

2.10 TPC has the right to re-name the games and or the Z4P broadcast zone for the purpose of differentiation, ease of promotion to Customers and clear signposting in the schedule.

3.    Grant of License for Distributing Applications.


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

3.1 Zone4Play hereby grants to TPC, during the Term, a nonexclusive license and the right to distribute where applicable. For the avoidance of doubt, TPC shall (pursuant to Clause 11) own all rights in Customisation Work and Zone4Play shall not have or be entitled to grant to any third party any rights in the Customisation Work (and Zone4Play is shall entitled to grant rights to third parties in respect of the Applications as they stood prior to the Customisation Work having been carried out).

3.2 TPC hereby grants to Zone4Play, during the Term, a limited, non-exclusive, non-transferable license to use the TPC Materials solely to the extent necessary for Zone4Play to perform its undertakings under this Agreement including the Customisation Work pursuant to Clause 2.1.

4.    Trademark License.

4.1 Zone4Play grants to TPC, during the Term, a worldwide, nonexclusive, royalty-free license to use the Zone4Play Trademarks in online, print or other advertising for the purposes of promoting, selling, licensing, and distributing the Applications and the Products to Operators and Customers.

4.2 TPC acknowledges that all right, title and interest in and to the Zone4Play Trademarks, including all goodwill related thereto, are and shall remain owned solely and exclusively by Zone4Play and that all usage of the Zone4Play Trademarks by or on behalf of TPC shall inure to the benefit of Zone4Play.

4.3 TPC agrees to comply with any and all usage guidelines provided by Zone4Play to TPC with respect to the Zone4Play Trademarks, and shall supply, upon Zone4Play's written request, specimens of all advertising, marketing and/or promotional materials in which a Zone4Play Trademark appears to Zone4Play for inspection and approval, which approval shall not be unreasonably withheld.

4.4 If Zone4Play has not indicated its approval or rejection of such specimens within three (3) business days after receiving such specimens, such specimens shall be deemed approved by Zone4Play. Zone4Play agrees to provide TPC a copy of its current trademark usage guidelines promptly upon execution of this Agreement.

4.5 Zone4Play acknowledges that all right, title and interest in and to the TPC Materials (including without limitation the TPC Trademarks), including all goodwill related thereto, are and shall remain owned solely and exclusively by TPC and that all usage of the TPC Trademarks by or on behalf of Zone4Play shall inure to the benefit of TPC. Zone4Play agrees to comply with any and all usage guidelines provided by TPC to Zone4Play with respect to its use of the TPC Trademarks in the provision of the Customisation Work.

5. Royalty/Revenue-Sharing Payments. Revenues arising from the provision of the Applications shall be shared in accordance with the terms specified in Appendixes A and B respectively.

5.1 Within 30 working days of the end of each month, Zone4Play shall send TPC a report detailing the Net Revenues received from the Applications during the previous calendar month, any relevant third party Revenue Share(s) and, the split between TPC and Zone4Play of the remaining Net Revenues in accordance with revenue sharing ratio decided by the Parties and defined in Appendixes A and B respectively.

5.2 Zone4Play shall deliver TPC's share of the remaining Net Revenues to TPC upon receipt of an appropriate invoice within 15 days of its receipt.

6     Promotion, Publicity and Press Releases.

TPC may, refer, in TPC's online, print or other advertising and promotional materials, to the fact that Zone4Play's applications are accessible through TPC using Zone4Play Trademarks as permitted in Clause 4 above without disparaging Zone4Play, its products, services, or affiliates, but always subject to any regulatory restrictions.

No Party shall publicize the terms or the existence of this Agreement to any third party without prior written consent from the other Parties after their review and approval of the form and content of any publicity release or other press announcement. Zone4Play shall not imply or state to any person or entity that it is sponsored by, funded by, or in any way associated with TPC other than as authorized by TPC pursuant to this Agreement. Similarly, TPC shall not imply or state to any person or entity that it is sponsored by, funded by, or in any way associated with Zone4Play other than as authorized by Zone4Play pursuant to this Agreement. This section shall not apply to official filing of reports Zone4play is compelled to submit to the regulatory bodies as a public company.

7     Representations and Warranties.

8.1   By Zone4Play.

      Zone4Play hereby  represents,  warrants and  undertakes  to TPC that:  (i)
            Zone4Play has the power and authority to enter into and perform its obligations according to the terms of this Agreement; (ii) Zone4Play has no restrictions that would impair its ability to perform its obligations and grant all rights contemplated by this Agreement;
            (iii) Zone4Play has not and will not enter into any agreement that is inconsistent with its obligations hereunder; (iv) Zone4Play is the owner or has obtained and currently holds valid and sufficient rights, including rights in third party Intellectual Property Rights, to license the rights granted and/or the services committed to TPC herein and that to the best of its knowledge TPC's use and exploitation (and any Customer's and/or Operator's use and/or exploitation) of the Applications in the manner agreed to by this Agreement shall not infringe the Intellectual Property Rights or other rights of a third party

8.2   By TPC.

      8.2.1 TPC hereby represents, warrants and undertakes to Zone4Play that it:
            (i) has the power and authority to enter into and perform its obligations according to the terms of this Agreement; (ii) has no restrictions that would impair its ability to perform its obligations contemplated by this Agreement; and (iii) has not and will not enter into any agreement that is inconsistent with its obligations hereunder


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

8.3   Disclaimer.

      EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, THE FOREGOING WARRANTIES ARE THE ONLY WARRANTIES GIVEN BY EACH PARTY AND ALL OTHER
      WARRANTIES OR CONDITIONS, WHETHER EXPRESS OR IMPLIED BY STATUTE OR OTHERWISE, ARE SPECIFICALLY EXCLUDED BY THE PARTIES, INCLUDING WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

9.    Confidentiality.

9.1 The Parties agree that during the Term there may be a need to exchange certain confidential or proprietary information. In this Agreement, "Confidential Information" shall be defined as the terms of this Agreement and any confidential, trade secret, or other proprietary information disclosed by any Party (the "Disclosing Party") to another Party (the "Receiving Party") under this Agreement. Confidential Information shall not include information that (i) is public knowledge at the time of disclosure, (ii) was known by the Receiving Party before disclosure by the Disclosing Party, or becomes public knowledge or otherwise known to the Receiving Party after such disclosure, other than by breach of the confidentiality obligations of this Agreement, or (iii) is independently developed by the Receiving Party by persons without access to Confidential Information of the Disclosing Party.

9.2 The Receiving Party shall during the Term and following expiry or termination of this Agreement limit disclosure of Confidential Information to such of its employees and agents who have a strict need to know such information in the performance of the Receiving Party's duties hereunder, and shall not disclose the Confidential Information to any third party.

9.3 The Receiving Party shall take appropriate action, by instruction, agreement, or otherwise, with any persons permitted access to the Disclosing Party's Confidential Information in accordance with Clause 9.2 so as to assure that they will hold such items in confidence. All Receiving Party personnel who receive or use the Confidential Information of the Disclosing Party shall, before receipt or use of such information, be informed of the Receiving Party's obligations under this Agreement.

9.4 The Receiving Party agrees to return to the Disclosing Party, upon expiry or termination of this Agreement, the Disclosing Party's Confidential Information and any and all copies and derivatives thereof, or to certify the destruction of same upon the request of the Disclosing Party.

9.5 The Parties agree that any breach of the confidentiality obligations of this Clause 9 may result in irreparable harm to the Disclosing Party for which damages would be an inadequate remedy and, therefore, in addition to its rights and remedies otherwise available at law, the Disclosing Party shall be entitled to seek equitable relief, including injunction, in the event of such breach.

10.   Term and Termination.


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

10.1 Term. Unless otherwise terminated in accordance with its terms, the "Term" of this Agreement shall begin on the Launch Date ["Launch Date" means the date on which the first Zone4Play Product is made available to Customers by TPC as per Appendix A] and shall continue for a period of Five (5) years. The, "Initial Term" is of One (1) year during which neither Party may terminate the Agreement unless a Party is in breach of this contract. After the Initial Term, this Agreement shall automatically renew for successive periods of one year (each such period being referred to herein as a "Renewal Term") upon expiration of the Initial Term and during the Renewal Term, both Parties may terminate this Agreement on written notice of at least ninety (90) calendar days.

10.2 Any Party (the "first party") shall be entitled to terminate this Agreement forthwith on written notice and/or to require payment of any amounts due under this Agreement (without prejudice to its other rights and remedies) in the event that another Party:

     10.2.1 commits a material breach of the terms of this Agreement and, having received from the first party written notice of such breach stating the intention to terminate the Agreement if not remedied, fails to remedy the breach within thirty (30) days; or

     10.2.2 ceases or threatens to cease to carry on its business or shall have a liquidator, receiver or administrative receiver appointed to it or over any part of its undertaking or assets or shall pass a resolution for its winding up (otherwise than for the purpose of a bona fide scheme of solvent amalgamation or reconstruction where the resulting entity shall assume all of the liabilities of it) or a court of competent jurisdiction shall make an administration order or liquidation order or similar order in respect of it (or any meeting is convened for the purpose of considering a resolution, or any application or petition is presented or any other step taken, for the purpose of making an administration order against it, or for the appointment of an administrator in respect of it), or shall enter into any voluntary arrangement with its creditors, or shall be unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 (ignoring any requirement in that section to prove a matter to the satisfaction of the court)

     10.2.3 suffers, or there occurs in relation to that Party, any event which in the reasonable opinion of the first party is analogous to any of the events referred to in clause 10.2.2 in any part of the world.

     10.2.4 Insolvency. All rights and licenses granted under or pursuant to this Agreement by Zone4Play to TPC are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (or any other section(s) of the United States Bankruptcy Code in effect on the Effective Date of this Agreement that addresses rights in executory contracts), 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"), licenses of rights to "intellectual property" as such term is defined under the Bankruptcy Code. The Parties agree that TPC, as a licensee of such rights and licenses, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code, and that TPC shall have the right to retain and enforce its rights under this Agreement provided it abides by the terms of this Agreement.


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

10.3 Rights and Duties upon Termination. In the event of expiration or termination of this Agreement: (i) TPC shall provide and transfer to Zone4Play any and all materials, files and programs stored on TPC's systems which belong to Zone4Play; (ii) TPC shall promptly remove the Applications from their systems and shall not license, sell or otherwise dispose of the Applications to any third party after such expiration or termination; and (iii) Zone4Play shall provide and transfer to TPC any and all materials, files and programs (including without limitation the TPC Materials) stored on Zone4Play's systems which belong to TPC, including without limitation the product of the Customisation Work excluded from the Application.

11.   Intellectual Property Rights.

      Nothing in this Agreement grants any Party an ownership or other interest in any other Party's Intellectual Property Rights. In no event are any rights, except the licenses expressly granted herein, in any real or intellectual property transferred from one Party to the other pursuant to this Agreement.

12.   Relationship of the Parties.

      Each of the Parties shall act as, and shall be, independent contractors in all aspects of this Agreement. No Party will act or have authority to act as an agent for any other Party for any purpose whatsoever. Nothing in this Agreement will be deemed to constitute or create a joint venture, partnership, pooling arrangement, or other formal business entity or fiduciary relationship between the Parties.

13.   Limitations of Liability.

13.1 Nothing in this Agreement shall exclude or limit liability for death or personal injury resulting from the negligence of any Party or its servants, agents or employees.

13.2 Subject to Clauses 13.1 and 14.1, no Party shall be liable in contract, tort (including, without limitation, negligence), pre-contract or other representations (other than fraudulent misrepresentations) or otherwise arising out of or in connection with this Agreement for any special, indirect or consequential losses (including, without limitation, loss of revenues, profits, contracts, business or anticipated savings but excluding any loss of goodwill or damage to reputation) in any case, whether or not such losses were within the contemplation of the Parties at the date of this Agreement, suffered or incurred by that Party arising out of or in connection with the provisions of any matter under this Agreement.

13.3 Clause 8.3 and each provision of this Clause 13 excluding or limiting liability shall be construed separately, applying and surviving even if for any reason one or other of these provisions is held inapplicable or unenforceable in any circumstances and shall remain in force notwithstanding the expiry or termination of this Agreement.

14.   Indemnification.

14.1 Without prejudice to Clause 11.1, Zone4Play shall indemnify and hold harmless TPC, their affiliates and subsidiaries, their respective officers, directors, employees, agents, successors and assigns (each an "Indemnified Party") from and against any judgments, losses, damages, liabilities, costs or expenses (including, but not limited to, reasonable attorneys' fees and legal expenses) arising from: (i) any breach of Zone4Play's representations, undertakings and warranties contained in this Agreement; and (ii) any third party claim or action brought against an Indemnified Party alleging that an Application or infringes the Intellectual Property Rights or other rights of a third party.

14.2 TPC (each, an "Indemnifying Party") shall indemnify and hold harmless Zone4Play its affiliates, subsidiaries and their respective officers, directors, employees, agents, successors and assigns (each an "Indemnified Party") from and against any judgments, losses, damages, liabilities, costs or expenses (including, but not limited to, reasonable attorneys' fees and legal expenses) arising from any (i) breach of the Indemnifying Party's representations, warranties and undertakings in this Agreement and
      (ii) any third party claim or action brought against an Indemnified Party alleging that an Customization Work or any portion thereof infringes the Intellectual Property Rights or other rights of a third party.

15.   Dispute Resolution.

15.1 The Parties will attempt to settle any claim, dispute, controversy or difference arising out of, or in relation to, or in connection with this Agreement, or for breach thereof, through consultation and negotiation in good faith and spirit of mutual cooperation. If those attempts fail to achieve a settlement, then the dispute will be mediated by a mutually acceptable mediator to be chosen by the Parties within forty-five (45) calendar days after written notice by any Party demanding mediation. No Party may unreasonably withhold consent to the selection of a mediator; the costs of mediation will be shared equally between the Parties. The mediation hearing shall be conducted within thirty (30) calendar days after the selection of the mediator. The Parties may also agree to replace mediation with some other form of alternate dispute resolution ("ADR"), such as neutral fact-finding or a mini-trial. Any mediation or other ADR shall be conducted in the English language. Any dispute which cannot be resolved between the Parties through negotiation, mediation or other form of ADR within six (6) months of the date of the initial demand for ADR or mediation by one of the Parties may then be submitted to the courts for resolution.

15.2 The use of any ADR procedures will not affect adversely the rights of any Party. Nothing in this Clause 15 will prevent any Party from resorting to judicial proceedings if interim relief from a court is necessary to prevent serious and irreparable injury to that Party or to others. In addition, nothing in this Clause 15 shall be construed as applying to disputes regarding the Intellectual Property Rights or trademarks of any Party (including but not limited to Confidential Information), the enforcement of the Parties' respective Intellectual Property Rights or trademarks, or the enforcement of the Parties' respective obligations under this Agreement with respect to the other Parties' Intellectual Property Rights or trademarks.

16.   No Exclusivity.

      Each Party shall carry out its commitments under this Agreement in a manner that reflects favourably upon the good name and goodwill of the other Parties. The Parties agree that the commitments under this Agreement are not exclusive and that any Party may enter into similar agreements with third parties, including any Party's competitors.

17.   Entire Agreement and Amendments.

      This Agreement and its Appendixes constitute the complete and exclusive agreement between the Parties with respect to the subject matter hereof, superseding and replacing any and all prior or contemporaneous agreements, communications, and understandings, both written and oral, regarding such subject matter. Notwithstanding the foregoing, this Agreement shall not be interpreted to supersede or replace any other written agreement between the Parties that does not relate to the subject matter hereof. In the event of a conflict between the Terms and Conditions of this Agreement and the terms and conditions of any other written Agreement between the Parties, the Parties agree to negotiate in good faith to resolve the conflict. This Agreement may be amended only by a written document signed by authorized representatives of both Parties.

19.   Assignment.

      Without prejudice to Clause 3, no Party may assign this Agreement or any of its rights or obligations hereunder without the express written consent of the other Parties.

20.   Force Majeure.

      No Party shall be held responsible or liable for any losses arising out of any delay or failure in performance of any part of this Agreement due to any cause beyond its reasonable control, including without limitation any act of God, act of governmental authority, act of the public enemy or due to war, riot, flood, civil commotion, insurrection, labor difficulty not affecting that Party's employees, severe or adverse weather conditions, lack or shortage of electrical power or failure of performance by any third party hosting service or equipment provided or maintained by others, including general performance of the Internet itself.

21.   Severability.

      If any one or more of the provisions of this Agreement is held to be unenforceable under applicable law, (a) such unenforceability shall not affect any other provision of this Agreement; (b) this Agreement shall be construed as if said unenforceable provision had not been contained therein; and (c) the Parties shall negotiate in good faith to replace the unenforceable provision by a provision which has the effect nearest to that of the provision being replaced.

22.   Governing Law.

      The Agreement shall be governed by English law and shall be subject to the exclusive jurisdiction of the English courts.

23.   Notices.

      Except as otherwise provided for herein, all notices required or permitted to be given hereunder shall be in writing (including telegraphic communication) and shall be sent by registered airmail (return receipt requested and postage prepaid), facsimile, overnight or two-day courier or delivered-in-person and shall be addressed as follows:

      If to TPC:        The Poker Channel
                        Queens Wharf
                        Queen Caroline Street
                        London W6 9RJ

                        Attn.:  Crispin Nieboer
                        Fax:    0208 7494220

      If to Zone4Play:
                        Zone4Play Inc.
                        103 Faulk Road Suite 202,
                        Wilmington, Delaware
                        Attn:
                        Fax:

      Any Party may change its address by a notice given to the other Parties in the manner set forth above. Mailed notices sent via airmail and given as herein provided shall be considered to have been given seven (7) days after the mailing thereof, telegraphic or facsimile notices shall be considered to have been given on the day sent, overnight or two-day courier sent notices shall be considered to have been given three (3) days after sending, and delivered in person notices shall be considered to have been given on the day of delivery.

24.   Expenses.

      Each Party shall be responsible for all expenses, including attorney's fees and costs, incurred by it in relation to the making, review and negotiation of this Agreement, and to the fulfilment of its obligations as set forth in this Agreement.

25.   Construction.

      This Agreement has been negotiated by the Parties and by their respective counsel. This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favour or against any Party either as scrivener or otherwise. Unless a contrary intention is clearly expressed, any reference to a Clause shall be construed to refer to all provisions of the referenced Clause. In the event that this Agreement is translated into any other language, the English language version hereof shall govern.

26.   Titles, Headings and Subheadings.

      The titles, headings and subheadings used throughout this Agreement are intended solely for convenience of reference and form no part of the Terms and Conditions of this Agreement.

27.   Counterparts.

      This Agreement may be executed in two or more counterparts, each of which, when so executed, shall be deemed an original, but all of which counterparts together shall constitute one and the same document.

28.   Authority and Binding Effect.

      By executing this Agreement, each Party represents and warrants that it has the full power and authority to enter into this Agreement, and that, when executed, this Agreement and its appendixes shall constitute a valid and legally binding obligation of such Party, enforceable in accordance with its terms for a minimum period of three year as the date hereof;

29.   No Waiver.

      Failure by any Party, in any one or more instances, to enforce any of its rights in connection with this Agreement, or to insist upon the strict performance of the terms of this Agreement, its Appendices or Exhibits, shall not be construed as a waiver or a relinquishment of any such rights for future breach or enforcement thereof.

30.   Third Party Rights

      Except insofar as this Agreement expressly provides that a third party may in his own right enforce a term of this Agreement, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to rely upon or enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Act. No Party may declare itself a trustee of the rights under this Agreement for the benefit of any third party.

IN WITNESS of which this Agreement has been executed by the Parties or their duly authorised representatives.

SIGNED by                                    SIGNED by

Shimon Citron........................        Crispin Nieboer....................
 (PRINT NAME)                                CRISPIN NIEBOER
for and on behalf of                         for and on behalf of
ZONE4PLAY (UK) LIMITED                       THE POKER CHANNEL LTD.

/s/ Shimon Citron ...................        /s/ Crispin Nieboer................
Signature                                    Signature

......................................        ...................................
Date                                         Date

                         APPENDIX A - MULTIPLAYER GAMES

The following definitions shall apply to the terms of this Agreement with respect to Multiplayer Games provided by Z4P to TPC, when provided.

1.    DEFINITIONS:

"Application" shall mean Multiplayer Poker whereby the sole ownership of such application and related Intellectual property rights are of Z4P.

"Customer" shall mean user of the Application on the TPC interactive service.

"SPECIFICATION AND A TIMETABLE" shall be agreed by the Parties

2.    ROYALTY/REVENUE-SHARING  PAYMENTS.

Revenues arising from the provision of the Multiplayer games Launch under this agreement by TPC shall be shared in accordance with the following terms:

With respect to the Application of Multi Player Poker the parties shall equally share any "NET REVENUES" on a 50/50 basis.

For the purpose of this Agreement, "Net Revenue" shall mean, the gross revenue (collected via Premium Telephony Calls or any other method of payment) in respect of any calendar month during the Term, less:

      o     V.A.T.

      o     Sky Commission

      o     Return Path Commission

      o     Telephone operator (BT) charges

      o     Bandwidth costs

Reporting -

Within 30 [that is what you agreed above] working days of the end of each month, Z4P shall send TPC a report detailing the Net Revenues received from the Multiplayer Poker made available to TPC's Customers during the previous calendar month.

      3.    HOSTING

      it is understood by the Parties that all Multiplayer Games made available to TPC under this Appendix shall be hosted and maintain by Z4P and shall at all time remain the sole property of Z4P.

      4.    MISCELLANEOUS -

      The Parties have expressly agreed that in the event that regulation changes in the territory are affected in a manner allowing Multiplayer Poker Game to be played for Real Money within the next three (3) years (by the end of 2007), the Parties shall immediately enter into an agreement for the deployment of such Multiplayer Poker application. The agreement contemplated above shall run for the "Term" of five (5) years. During the "Initial Term" of 12 months neither party may terminate this agreement. After the expiration of the Initial Term each Party may terminate by serving written notice to the other at least ninety (90) prior to the termination date.

Any change of the terms of Appendix shall be negotiated in good faith, mutually agreed and will have no effect unless both parties agreed to it in writing.

                        APPENDIX B- SMS FIXED ODDS GAMES

The following definitions shall apply to the terms of this Agreement with respect to SMS Fixed Odds Games provided by Z4P to TPC.

1.    DEFINITIONS:

"Application" shall mean "SMS Fixed Odds Games" Roulette, Dice, V. Horse Racing, Hi-Lo, Keno and any other game agreed by the Parties and provided by Z4P to TPC where the game visualization is achieved by video broadcast signal and all interaction is done through alternative interactive methods such as SMS, IVR, Web or Java technologies.

"Customers" shall mean, subscribers and/or other end-users of TPC who has registered to the service through a 3rd party licensed bookmaker.

"specification and a timetable" shall be agreed by the Parties.

2.    ZONE4PLAY DELIVERABLES

It is agreed and understood by the Parties that as part of Zone4Play's deliverables under this Agreement, Zone4Play shall provide the Service with additional features which shall be provided by a third party or third parties. These deliverables shall include Services as described in the definitions section of this Agreement including a valid Bookmaker's permit necessary to operate the service, full and complete customer support services and an e-wallet solution including all necessary components including but limited to a merchant account.

3.    ROYALTY/REVENUE-SHARING PAYMENTS.

Revenues arising from the provision of the SMS Fixed Odds Games and the parties engagement under this Agreement with respect such SMS Fixed Odds Games, shall be shared in accordance with the following terms:

With respect to the Application of the SMS Fixed Odds Games, the parties shall share any "NET REVENUES" whereby Z4P is entitled to 2/3 and TPC is entitled to 1/3. For the purpose of this platform, "Net Revenue" shall mean, in respect of any calendar month during the Term, the gross revenue less:

Taxes
Winnings
Credit card fees
Chargebacks or/and fraudulent activity
Free bets of bonuses
SMS charges

Reporting -

Within 30 working days of the end of each month, Z4P shall send TPC a report detailing the Net Revenues received from the all SMS Fixed Odds Games made available to TPC' Customers during the previous calendar month. This report shall also include third party Revenue Share(s) (where applicable) and, the split between TPC and Zone4Play of the remaining Net Revenues.

Miscellaneous -

Any change of the terms of Appendix shall be negotiated in good faith, mutually agreed and will have no effect unless both parties agreed to it in writing.


                                       17